UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2018

Clearside Biomedical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37783	45-2437375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway, Suite 200

Alpharetta, GA 30005

(Address of principal executive offices, including zip code)

(678) 270-3631

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial account standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2018, Clearside Biomedical, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Cowen and Company, LLC (the “Underwriters”), to issue and sell 6,538,462 shares of common stock of the Company (“Common Stock”) in an underwritten public offering pursuant to a Registration Statement on Form S-3 (File No. 333-219132) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “Offering”). The offering price to the public is $13.00 per share of Common Stock. In addition, the Company granted the Underwriters an option to purchase, for a period of 30 days, up to an additional 980,769 shares of Common Stock. The Company estimates that the net proceeds from the Offering will be approximately $79.6 million, or approximately $91.6 million if the Underwriters exercise in full their option to purchase additional shares of Common Stock, in each case after deducting underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the legal opinion as to the legality of the shares of Common Stock to be issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On March 7, 2018, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Caution Concerning Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements include statements about the Company’s anticipated public offering, anticipated use of proceeds, clinical development of the Company’s product candidates, expectations regarding future clinical trials and future expectations and plans and prospects for the Company. These forward-looking statements are based on information currently available to the Company and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and uncertainties inherent in the initiation of future clinical trials. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company’s business are described in additional detail in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2017, the Company’s preliminary prospectus supplement filed with the Securities and Exchange Commission on March 6, 2018 and in the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement by and among Clearside Biomedical, Inc., J.P. Morgan Securities LLC and Cowen and Company, LLC, dated March 7, 2018.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated March 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Daniel H. White
Date: March 8, 2018		Daniel H. White President and Chief Executive Officer